ARTHUR
                            ANDERSEN

                    ARTHUR ANDERSEN & CO. SC



January 5, 1996                        Arthur Andersen LLP
                                       Suite 300
                                       One Capitol Mall
                                       Sacramento CA 95814-3229
                                       916-442-0501


Mr. George Beattie
President
Fischer-Watt Gold Company, Inc.
1410 Cherrywood Drive
Coeur d'Alene ID 83814


Dear George,

This is to confirm that the client-auditor relationship between Fischer-Watt Gold Company, Inc. (Commission File No. 017386) and
Arthur Andersen LLP has ceased.

Very truly yours,

ARTHUR ANDERSEN LLP

By /s/ Richard J. Blumenfeld



copy to Securities and Exchange Commission